UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2013
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 6, 2013, Paul H. O’Neill notified Celanese Corporation (the “Company”) of his intent to retire, effective April 25, 2013, in accordance with the Company’s director retirement guideline.
(d) On February 6, 2013, the Board of Directors (the “Board”) of the Company increased the size of the Board from nine to ten members and elected Edward G. Galante as a Class II member of the Board, effective February 11, 2013. There are no arrangements or understandings between Mr. Galante and any other person pursuant to which he was elected as a director.

Consistent with the compensation provided to all non-management directors, Mr. Galante will receive an annual director retainer fee of $85,000 in cash and $95,000 in time-vesting restricted stock units, to be pro rated accordingly from his date of election. The restricted stock units will vest in full one year from the date of grant. In addition, in accordance with Company policy, Mr. Galante will be reimbursed for actual expenses incurred on behalf of the Company.

Mr. Galante has been elected to serve on the Board until the Company’s 2013 Annual Meeting of Stockholders on April 25, 2013, at which time he will be a nominee for election by the Company’s stockholders.

A copy of the press release announcing Mr. Galante’s election is furnished hereto as Exhibit 99.1.

(e) Each year, the Compensation Committee (the “Committee”) of the Board adopts compensatory arrangements for the named executive officers. On February 6, 2013, the Committee took the actions set forth below.

2012 Annual Performance Bonus Plan

The Committee reviewed the Company’s performance for 2012 and, because the threshold level of Operating EBITDA was not achieved for 2012, no cash bonuses were awarded to our chief executive officer, chief financial officer or any of the other named officers in the Company’s proxy statement for its April 19, 2012 annual meeting currently employed by us (collectively, the “named executive officers”).

2013 Annual Performance Bonus Award Targets

The Committee approved target bonus levels for each of the named executive officers under the 2013 Annual Performance Bonus Plan (the “2013 Bonus Plan”), pursuant to which the named executive officers may receive a cash bonus after the end of the 2013 fiscal year based on total Company performance. The 2013 target bonus levels are shown as a percentage of 2013 base salary:

Named Executive Officer[1]	2013 Target Bonus Level
Mark C. Rohr	130%
Steven M. Sterin	80%
Gjon N. Nivica, Jr.	70%
Jay C. Townsend	80%
 _________________________________________________

[1]	Douglas M. Madden, a named executive officer, did not receive a target bonus level for 2013 as a result of his anticipated retirement on March 31, 2013.

The 2013 Bonus Plan is a performance-based plan created under the Company’s 2009 Global Incentive Plan, as amended and restated April 19, 2012 (the “2009 Plan”). Actual bonuses earned under the 2013 Bonus Plan will depend on the Committee’s assessment of performance based on certain financial and non-financial metrics, including Adjusted EBIT Growth, working capital and stewardship, and individual performance.

Long-Term Incentive Equity Awards

The Committee approved annual long-term incentive equity awards under the 2009 Plan to the Company’s named executive officers in the form of performance-based restricted stock units (“PRSUs”) granted on February 6, 2013 in the following amounts:

Named Executive Officer[1]	Performance RSUs (#) at Target
Mark C. Rohr	106,067
Steven M. Sterin	21,213
Gjon N. Nivica, Jr.	14,849
Jay C. Townsend	21,213
 _________________________________________________

[1]	Douglas M. Madden, a named executive officer, did not receive an award as a result of his anticipated retirement on March 31, 2013.

These awards will be evidenced by a Performance-Based Restricted Stock Unit Award Agreement (in the form filed herewith, the “PRSU Agreement”). The percentage of the target number of PRSUs awarded that may vest is subject to the achievement of specified levels of Adjusted EBIT Growth during the 2013-2014 fiscal years compared to a target and is set forth in the following schedule:

Adjusted EBIT Growth Achieved	Performance Adjustment Percentage
Below Threshold	0%
Threshold	34%
Target	100%
Stretch	200%

There is an alternative performance adjustment provision that could apply if Adjusted EBIT Growth performance is below threshold. In this case, if Operating EBITDA exceeds a specified percentage of Net Sales for the performance period, the performance adjustment percentage will equal 34%.

The award, as adjusted for performance, vests 50% on each of February 1, 2015 and January 1, 2016, to be settled in shares promptly following the performance determination after the performance period and the deemed vesting date.

The PRSU Agreement specifies treatment of the award in case of termination of employment before the award becomes fully vested. In general, in case of death or disability, a pro rated portion of the award will be earned and vest immediately assuming target performance (although if death or disability occurs after performance has been determined, the performance-adjusted number of PRSUs will be pro rated). In case of termination of employment without cause or for a qualifying retirement, a pro rated portion of the award will be adjusted for performance results and vest per the original vesting schedule. The award can also become vested in case of a termination of employment without cause within two years after a change in control. In all other cases, unvested PRSUs will be forfeited and canceled without consideration upon termination of employment. A retirement qualifies for pro rated vesting if the executive voluntarily retires from the Company after age 55 with 10 years of service (age 60 and 5 years of service for our current CEO).

PRSUs do not receive any dividend equivalents.

The description of the PRSU Agreement contained herein is qualified in its entirety by reference to the form of the PRSU Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Executive Severance Plan

The Committee approved amendments to the Company’s 2010 Executive Severance Benefits Plan (the “Severance Plan”), effective February 6, 2013. As amended, the Severance Plan applies to all executive officers of the Company, including the named executive officers.

The Severance Plan provides, upon the involuntary termination not for cause of an executive, for the payment of (i) one year’s (1.5 for the CEO) base salary, (ii) one year’s (1.5 for the CEO) annual performance bonus award (based upon target Company performance and a 1.0 individual modifier), and (iii) a pro rata portion of the annual performance bonus award for the year in which the termination occurs (based upon actual Company performance and an 1.0 individual modifier). In addition, the Severance Plan provides that the vesting of long-term incentive grants of restricted stock units, stock options and incentive cash upon termination will be governed by the terms of the award agreements for such grants. The Severance Plan also provides for the payment of COBRA premiums and executive outplacement services for a period of one year from the date of termination (18 months COBRA premium for the CEO). As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. During 2012, the Committee amended the Severance Plan to eliminate the resignation for good reason provision in order to provide the Company with more flexibility in transferring employees without triggering severance benefits.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan that is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Departure of Named Executive Officer
On November 19, 2012, the Company announced that Douglas M. Madden, Chief Operating Officer, has elected to retire effective March 31, 2013 (the “Retirement Date”).
In connection with Mr. Madden’s retirement from the Company, Mr. Madden and the Company will enter into an Agreement and Amendment (the “Agreement”) on the Retirement Date, pursuant to which Mr. Madden will agree to voluntarily resign from all positions he holds with the Company and any of its subsidiaries on the Retirement Date. A summary of the anticipated material terms of the Agreement, which were approved by the Committee on February 6, 2013, is set forth below:

•
Restrictive Covenant: Mr. Madden will agree (1) for a period of two years after the Retirement Date not to compete with the Company, or solicit or hire former employees of the Company, and (2) to keep information concerning the Company confidential.

•
Cooperation Covenant: Mr. Madden will agree to cooperate with the Company as necessary after the Retirement Date, including being available for conference calls and assisting with pending litigation and claims.

•
Vesting and Settlement of Equity Awards: Under our retirement policy, by virtue of Mr. Madden’s retirement after age 55 with at least 10 years of service, Mr. Madden will vest in a pro rata portion of his 2010 and 2011 performance- and time-vesting RSUs outstanding on the Retirement Date, to be settled in accordance with the settlement provisions contained in the respective award agreements, including performance conditions with respect to performance-vesting RSUs and holding period requirements with respect to 2010 and 2011 awards. Notwithstanding the foregoing, Mr. Madden’s December 2011 time-vesting RSU award will continue to vest in accordance with the remaining vesting schedule rather than on a pro rata basis, and the award agreement for this award is being amended by the Agreement. Also under our retirement policy, Mr. Madden will also be entitled to pro rata vesting of his outstanding 2010 and 2011 stock option awards, and will be entitled to exercise the vested portion of such stock option awards from the Retirement Date through the original expiration date subject to any applicable holding period requirements. The terms of all remaining, vested stock option agreements are unaffected by the Agreement. The portion of all remaining unvested RSUs and unvested stock option awards will be forfeited and canceled as of the Retirement Date.

•	2013 Bonus Payments and Equity Awards: Mr. Madden will not be entitled to receive a cash incentive bonus for 2013 or any 2013 annual long-term incentive equity award.
The Agreement also provides for a general release by Mr. Madden of any and all claims that he may have against the Company. Mr. Madden will continue to be entitled to his accrued benefits under the Company's employee benefit and pension plans and policies in which he participates, independent of the Agreement.
The foregoing summary is qualified in its entirety by reference to the Agreement, the final form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

Item 9.01      Financial Statements and Exhibits.
The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
(d) Exhibits

Exhibit Number	Description
10.1	Form of 2013 Performance-Based Restricted Stock Unit Award Agreement

10.2	Executive Severance Benefits Plan, amended effective February 6, 2013

99.1	Press Release dated February 11, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: February 12, 2013

Exhibit Index

Exhibit Number	Description
10.1	Form of 2013 Performance-Based Restricted Stock Unit Award Agreement

10.2	Executive Severance Benefits Plan, amended effective February 6, 2013

99.1	Press Release dated February 11, 2013